Conformed



                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C.  20549

                                      Form 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) December 14, 1995


                               Beneficial Corporation
               (Exact name of registrant as specified in its charter)


                 Delaware                1-1177             51-0003820
         (State or other jurisdic-    (Commission         (IRS Employer
         tion of incorporation)       File Number)     Identification No.)



         301 North Walnut Street, Wilmington, Delaware           19801
         (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code (302)425-2500


                                     No Change
           (Former name or former address, if changed since last report)

         Item 5.  Other Events.


                   The following is the text of a press release of Beneficial Corporation, a Delaware corporation, issued on December 14, 1995:




             BENEFICIAL CORPORATION DECIDES TO RETAIN GERMAN SUBSIDIARY

         December 14, 1995

         WILMINGTON, Del. -- Beneficial Corporation (NYSE: BNL) announced today that it will retain its German consumer banking subsidiary, BFK Bank AG, because it had not received any acceptable offers for the bank.

         Finn M.W. Caspersen, chairman and chief executive officer, stated, "While our first choice certainly was to sell the bank, we are not willing to sell it at any price, and no offer we considered acceptable was received."

         "Accordingly, with significantly strengthened management now in place, we look forward to improved operating results from our German operation in 1996 and future years."

         The Company is conducting a thorough analysis of BFK's loan portfolio, including the previously disclosed FUNDUS portfolio, and is assessing the adequacy of supporting collateral. Although appraisals of the underlying real estate are not yet complete, it appears likely that some specific addition to reserves will be made at year-end.

         Beneficial Corporation is a $15 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer-finance, credit-card, banking and insurance operations located throughout the United States, Canada, the United Kingdom and Germany.

                                     SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BENEFICIAL CORPORATION
                                                 (Registrant)


                                       By /s/ Samuel F. McMillan
                                          Samuel F. McMillan
                                          Senior Vice President
                                            and Treasurer

         Dated:  December 14, 1995